Rules of the WPP PLC Executive Performance Share Plan WPP PLC Approved by shareholders 12 June 2013 Adopted by the directors 15 April 2013 Amended 7 June 2016 Renewal and amendment approved by shareholders Expiry By Order of the Board Balbir Kelly-Bisla Company Secretary, WPP plc 24 May 2022 24 May 2032

A45667419/2.8/14 Dec 2021 i Table of Contents Contents Page 1 Introduction .......................................................................................................................... 1 2 How the Plan works and how Awards are granted ............................................................ 1 3 Rights of a Participant after Grant but before Vesting ...................................................... 4 4 Vesting of Awards ................................................................................................................ 4 5 Leaving Employment ........................................................................................................... 7 6 Transactions affecting the Company.................................................................................. 8 7 Restrictive Covenants........................................................................................................ 11 8 Changing the Plan, conditions and the terms of Awards ............................................... 11 9 General ................................................................................................................................ 12 10 Glossary .............................................................................................................................. 16 Schedule 1 For Participants subject to Section 409A ............................................................... 19 Schedule 2 Restrictive Covenants .............................................................................................. 23 Schedule 3 Holding Requirement ............................................................................................... 28

A45667419/2.8/14 Dec 2021 1 1 Introduction These rules apply to Awards granted after the date on which shareholders approved the renewal and amendment of the Plan. Awards granted before that date are governed by the rules applicable at that time. Within the parameters set out in these rules, these rules may be used to grant long-term incentive awards, Executive Share Award / “ESA” or Performance Share Award / “PSA” awards, or any other type of incentive as the Compensation Committee determines from time to time. 2 How the Plan works and how Awards are granted 2.1 How the Plan works The Plan gives a Participant the right to receive Shares subject to the satisfaction of certain conditions and continued employment and, in the case of an Option, payment of any Option Price. 2.2 Who can participate An Award may be granted to any employee (including an executive director) of any Member of the Group selected by the Compensation Committee. However, unless the Compensation Committee considers that special circumstances exist, an Award may not be granted to an employee who, on the Award Date, has given or received notice of termination of employment, whether or not that termination is lawful. 2.3 When Awards can be granted Awards can only be granted within 42 days starting on any of the following: 2.3.1 the Business Day after the announcement of the Company’s results through a Regulatory Information Service for any period; 2.3.2 the Business Day after any general meeting of the Company; 2.3.3 any day on which the Company decides that exceptional circumstances exist which justify the grant of Awards (such as in connection with a recruitment); 2.3.4 any day on which changes to the legislation or regulations affecting the Plan are announced, effected or made; 2.3.5 if the Award is granted in lieu of some or all of a bonus, the date on which the bonus is or would otherwise have been payable; or 2.3.6 the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above. Awards cannot be granted after 24 May 2032.

A45667419/2.8/14 Dec 2021 2 2.4 Terms to be set at grant The Compensation Committee will determine the following terms when each Award is granted: 2.4.1 whether the Award will take the form of: (i) a Conditional Award; (ii) an Option; or (iii) a combination of these; 2.4.2 the number of Shares subject to the Award or the basis on which it will be determined; 2.4.3 the Award Date; 2.4.4 the terms of any Performance Condition or other condition set under rule 2.9 (Conditions); 2.4.5 the Normal Vesting Date(s) and, if more than one, the number of Shares Vesting on each such date or how that will be determined; 2.4.6 whether or not the Award carries a Dividend Equivalent and if so the basis on which the amount of the Dividend Equivalent will be calculated (see rule 2.8 (Dividend Equivalents)); 2.4.7 whether or not a Holding Requirement will apply and, if so, when the Holding Period will normally end; and 2.4.8 in the case of an Option, the Option Price (which may be nil) and the Final Exercise Date (if it is not 10 years from the Award Date). If a Holding Requirement applies to an Award, Schedule 3 will apply. 2.5 Personal limit An Award granted to an executive director of the Company, must not exceed any limit set in the Directors’ Compensation Policy as at the Award Date. 2.6 Other limits There are also limits on the number of Shares which can be issued under the Plan – see rule 9.1 (Company limits). 2.7 Effect of the limits in rules 2.5 (Personal limit) and 2.6 (Other limits) If the Company purports to grant an Award which is inconsistent with either rules 2.5 (Personal limit) or rule 2.6 (Other limits), the Award will be limited on a basis consistent with those rules with effect from the Award Date. 2.8 Dividend Equivalents 2.8.1 If an Award carries a Dividend Equivalent, the Participant will be entitled, on Vesting, to an amount based on dividends in respect of a Share paid (or the record date for which falls) between the Award Date and the date of Vesting, multiplied by the number of Shares Vesting. 2.8.2 The Compensation Committee will set the basis on which a Dividend Equivalent will be determined for each Award. It may, for example, allow for notional reinvestment

A45667419/2.8/14 Dec 2021 3 of the dividend in Shares or for the Dividend Equivalent to be determined on the basis of the value of Shares at the time of Vesting. 2.8.3 The Dividend Equivalent will be paid in additional Shares unless the Compensation Committee decides that it will be paid in cash. 2.8.4 In the case of an Option, the Compensation Committee may decide, when the Option is granted, that the Dividend Equivalent: (i) will be paid on exercise instead of Vesting; and/or (ii) will relate to dividends from the Award Date to the date of exercise instead of the date of Vesting; and/or (iii) will be paid in respect of the number of Shares in respect of which the Option is exercised. 2.9 Conditions 2.9.1 The Compensation Committee may decide that Vesting of an Award will be conditional on the satisfaction of one or more conditions linked to the performance of the Company, the Participant or the business or Member of the Group in which the Participant works (a “Performance Condition”). 2.9.2 The Compensation Committee may impose other conditions when granting an Award. 2.9.3 A Performance Condition or other condition may provide that an Award will lapse to the extent that it is not satisfied. 2.10 Documentation Awards must be granted by deed or other legally binding document. The terms of the Award, as determined by the Compensation Committee under rule 2.4 (Terms to be set at grant) will be specified in the deed or other document. 2.11 Malus and Clawback Each Award is subject to Malus and Clawback. If there is any discrepancy between the Malus and Clawback provisions and the Plan, the Malus and Clawback provisions will prevail. 2.12 No requirement to pay for an Award A Participant is not required to pay for the grant of an Award. 2.13 Right to decline Participants will be notified of the grant of Awards. A Participant may decline their Award within 30 days after the Award Date by notice in writing to any person nominated by the Compensation Committee (or during such longer period as the Compensation Committee may allow if the Participant is prevented from declining the Award by any Dealing Restriction). If this happens, the Award will be treated as if it had never been granted. A Participant is not required to make any payment to decline an Award.

A45667419/2.8/14 Dec 2021 4 3 Rights of a Participant after Grant but before Vesting 3.1 No transfer of Awards Subject to rule 3.2 (Transfer on death), a Participant may not transfer, assign, charge or otherwise dispose of an Award or any rights in respect of it. If a Participant does, whether voluntarily or involuntarily, then the Award will lapse immediately unless the Compensation Committee decides to the contrary. 3.2 Transfer on death Rule 3.1 (No transfer of Awards) does not apply to the transfer of an Award on the death of a Participant to their personal representatives. 3.3 Share rights before Vesting or exercise A Participant cannot vote and is not entitled to receive dividends or have any other rights of a shareholder in respect of the Shares subject to their Award until after the issue or transfer of Shares, as described in rule 4.8 (Share rights after Vesting or exercise). 4 Vesting of Awards 4.1 Determining Vesting As soon as reasonably practicable after the end of the Performance Period and subject to rule 4.4 (Adjustments to formulaic outcomes), the Compensation Committee will determine the extent to which any Performance Condition or any other condition set under rule 2.9 (Conditions) has been satisfied and the number of Shares which would Vest under it. 4.2 Timing of Vesting Subject to the rest of these rules, an Award will normally Vest on the later of: 4.2.1 the Business Day after the date on which the Compensation Committee makes its determination under rule 4.1 (Determining Vesting); 4.2.2 any other date that the Compensation Committee sets for Vesting when making the determination under rule 4.3 (Timing of Vesting – investigation); 4.2.3 the Normal Vesting Date; and 4.2.4 the first date on which Vesting is not prevented by a Dealing Restriction. 4.3 Timing of Vesting – investigation Notwithstanding any other provision of this Plan, if an investigation commences or is ongoing regarding whether Malus and/or Clawback should be invoked in respect of a Participant then, unless otherwise determined by the Compensation Committee, any unvested Awards held by that Participant will not Vest, if at all, until after such investigation has been concluded. 4.4 Adjustments to formulaic outcomes Notwithstanding any other provision of this Plan, the Compensation Committee, acting reasonably and in good faith, may adjust (upwards or downwards and including to zero) the amount of an Award which would otherwise Vest if the formulaic outcome of any

A45667419/2.8/14 Dec 2021 5 Performance Condition or other condition set under rule 2.9 (Conditions) does not reflect overall corporate performance and the experience of shareholders, as a whole, in terms of value creation. To the extent that an Award is reduced under this discretion, the Award (or part thereof) will lapse immediately. 4.5 Consequences of Vesting for Conditional Awards Subject to any Holding Requirement, as soon as reasonably practicable after the Vesting of a Conditional Award, the Company will arrange (subject to rules 4.9 (Payment of cash equivalent), 4.10 (Responsibility for tax), 4.11 (Methods for paying the tax) and 9.11 (Consents)) for the transfer or issue to, or to the order of, the Participant of the number of Shares in respect of which the Conditional Award has Vested, including any Dividend Equivalent. 4.6 Consequences of Vesting for Options 4.6.1 A Participant may only exercise an Option to the extent that it has Vested. 4.6.2 To exercise the Option, the Participant must give notice (in such form as the Compensation Committee may prescribe) to the Company or any person nominated by the Compensation Committee and pay the Option Price (if any) or make arrangements satisfactory to the Compensation Committee for its payment. 4.6.3 As soon as reasonably practicable after a valid exercise of an Option, the Company will arrange (subject to any Holding Requirement, rules 4.9 (Payment of cash equivalent), 4.10 (Responsibility for tax), 4.11 (Methods for paying the tax) and 9.11 (Consents)) for the transfer or issue to, or to the order of, the Participant of the number of Shares in respect of which the Option is exercised, including any Dividend Equivalent. 4.6.4 To the extent that an Option has not been exercised by the close of business on the Final Exercise Date, the Participant will, unless they have given notice in writing to the contrary and subject to the condition set out below being satisfied, be deemed to have given a valid exercise notice at the close of business on the Final Exercise Date, together with a direction to sell sufficient of the Shares issued or transferred on the exercise of the Option to fund any Option Price and any taxation or social security contributions payable under rule 4.11 (Methods of paying the tax). The remaining Shares subject to the Option will be transferred as set out in rule 4.6.3. The condition referred to above is that the expected sale proceeds of the Shares resulting from the exercise of the Option is more than the Option Price plus the expected costs of any sale (including any actual or estimated liability to taxation, social security contributions and any other related costs in respect of the Option). 4.6.5 The Option will lapse, at the latest, on the close of business on the Final Exercise Date. 4.6.6 If an Option lapses under more than one provision of the rules of the Plan, the provision resulting in the shortest exercise period will prevail.

A45667419/2.8/14 Dec 2021 6 4.7 Delivery – investigation Notwithstanding any other provision of this Plan, if an investigation commences or is ongoing regarding whether Malus and/or Clawback should be invoked in respect of a Participant then, unless otherwise determined by the Compensation Committee, any Vested but as yet unsatisfied Awards held by that Participant will not be satisfied, if at all, until after such investigation has been concluded. 4.8 Share rights after Vesting or exercise The Participant will be entitled to all rights attaching to the Shares which are transferred or issued following Vesting by reference to a record date on or after the date of the transfer or issue. 4.9 Payment of cash equivalent Instead of the transfer or issue of Shares after Vesting of an Award, the Company may (subject to rules 4.10 (Responsibility for tax) and 4.11 (Methods of paying the tax)) pay to, or to the order of, the Participant an amount equal to the Cash Value of the Shares that have Vested under the Award (less the Option Price, if applicable). The Company can decide to do this at the Award Date or at any time before satisfaction of the Award, including after Vesting. For the avoidance of doubt, an Award which is subject to a Holding Requirement may only be satisfied as described above at or after the end of the Holding Period. 4.10 Responsibility for tax The Participant will be responsible for all taxes, employee or (to the extent lawful) employer social security contributions and other levies or charges arising in respect of any Award or the acquisition, holding or disposal of Shares or any interest in them. 4.11 Methods of paying the tax If any Member of the Group or the trustee of any employee benefit trust has any liability to pay or account for any item referred to in rule 4.10 (Responsibility for tax), the Participant must pay or repay that amount on demand. However, the Member of the Group or trustee can do any one or more of the following: 4.11.1 sell sufficient of the Shares subject to the Award on behalf of the Participant and retain the proceeds or pay them to any tax authority; 4.11.2 reduce the number of Shares subject to the Award or to which the Participant is entitled following Vesting; and/or 4.11.3 deduct the amount from any amount to which the Participant is entitled under the Plan, their employment contract or otherwise. Where requested to do so by any Member of the Group, the Participant will enter into any elections in the form required by the Compensation Committee, including elections under Part 7 of the Income Tax (Earnings and Pensions) Act 2003 and/or elections to transfer any liability, or agreements to pay social security contributions. Notwithstanding anything else in these rules, the Vesting of an Award or the issue or transfer of Shares or any payment of cash may be delayed until the Participant has done all things

A45667419/2.8/14 Dec 2021 7 reasonably required by the Compensation Committee or any Member of the Group to give effect to this rule 4.11. 5 Leaving Employment 5.1 General rule when leaving employment Subject to the rest of this rule 5, if a Participant leaves employment before the date on which their Award Vests, the Award will lapse on the date the Participant leaves employment. 5.2 Reduction in working hours If a Participant’s working hours are materially reduced before the date on which their Award Vests, the Compensation Committee may reduce the number of Shares in respect of which an Award Vests, as it considers appropriate. 5.3 Exceptions to the general rule1 If the Participant leaves employment in the special circumstances listed in rule 5.4 (Special circumstances), the Award will not lapse but, unless the Compensation Committee decides otherwise, will continue and will Vest at the normal time to the extent that any Performance Condition or other condition set under rule 2.9 (Conditions) has been satisfied over the Performance Period. Unless the Compensation Committee decides otherwise, the number of Shares in respect of which the Award Vests will be reduced to reflect the portion of the pro-rating period still to run after the date of leaving. In exceptional circumstances, the Compensation Committee may determine that the Award will Vest on a different basis. The “pro-rating period” is: 5.3.1 where the Award is subject to a Performance Condition or other condition set under rule 2.9 (Conditions), the Performance Period; and 5.3.2 where it is not, the period from the Award Date to the Normal Vesting Date2. 5.4 Special circumstances The special circumstances referred to in rule 5.3 (Exceptions to the general rule) are leaving employment because of: 5.4.1 ill-health, injury or disability, established to the satisfaction of the Compensation Committee; 5.4.2 retirement either pursuant to a Participant’s employment contract which has been approved by the Compensation Committee or on any other basis acceptable to the Compensation Committee; 5.4.3 the Participant’s employing company ceasing to be a Member of the Group; 5.4.4 a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is not a Member of the Group; or 1 This rule will not apply in relation to an Award granted to a director of the Company in 2023 where the director leaves employment within the first year of the Performance Period of the Award. 2 Where an Award has multiple Normal Vesting Dates, proration will be calculated on a per tranche basis.

A45667419/2.8/14 Dec 2021 8 5.4.5 any other reason if the Compensation Committee so decides generally or in any particular case within 20 Business Days of the Participant leaving employment. 5.5 What happens on death If the Participant dies, the Award will Vest on the date of death. The Award will Vest to the extent determined by the Compensation Committee, having regard to the extent to which any Performance Condition or other condition set under rule 2.9 (Conditions) has been satisfied to the date of death. Unless the Compensation Committee decides otherwise, the number of Shares in respect of which the Award Vests will be reduced to reflect the portion of the pro-rating period still to run after the date of death. In accordance with rules 4.5 (Consequences of Vesting for Conditional Awards) or 4.6.3 (Consequences of Vesting for Options), Shares will be issued or transferred (or cash paid) under the Plan to the Participant’s personal representatives (in place of the Participant) as soon as reasonably practicable once the personal representatives provide evidence satisfactory to the Compensation Committee of their status as such. 5.6 Exercise period for Options An Option which does not lapse when the Participant leaves employment will be exercisable for six months from the date of leaving (or 24 months in the case of death) or, if later, from the date on which it Vests. The Compensation Committee may extend the period for exercise but not beyond the Final Exercise Date. The Option will lapse at the end of the exercise period or any earlier period in accordance with these rules. 5.7 What leaving employment means A Participant will be treated as “leaving employment” only when they are no longer either an employee or a director of any Member of the Group and will not be treated as leaving if they recommence an employment or office with a Member of the Group within seven days. 6 Transactions affecting the Company 6.1 Early Vesting Subject to rules 6.2 (Extent of Vesting) to 6.4 (Exchanging Awards rather than early Vesting), Awards will Vest under this rule 6 if: 6.1.1 a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares; 6.1.2 the court sanctions a scheme of arrangement under Part 18A of the Companies (Jersey) Law 1991 involving the acquisition of Shares; or 6.1.3 the Company passes a resolution for its voluntary winding up or an order is made for its compulsory winding up. 6.2 Extent of Vesting Where an Award Vests under rule 6.1 (Early Vesting), it will Vest to the extent determined by the Compensation Committee, having regard to the extent to which any Performance Condition or other condition set under rule 2.9 (Conditions) has been satisfied to that date.

A45667419/2.8/14 Dec 2021 9 Unless the Compensation Committee decides otherwise, the number of Shares in respect of which it Vests will be reduced to reflect the portion of the pro-rating period (as defined in rule 5.3 (Exceptions to the general rule)) still to run after the date of Vesting. Any Holding Requirement will cease to apply, as set out in paragraph 6(c) of Schedule 3. 6.3 Effect on Options Subject to rule 6.4 (Exchanging Awards rather than early Vesting): 6.3.1 Options will become exercisable as described in rule 6.1 (Early Vesting) for one month and all Options will lapse at the end of that period to the extent not exercised or exchanged. 6.3.2 If an Option Vests under rule 6.1.2, the Compensation Committee may decide, at any time before the court sanction, that the Option will be deemed exercised with effect from court sanction if they consider that the consideration receivable under the scheme of arrangement for the resulting Shares is likely to be more than the Option Price. If the Compensation Committee determines that Options will be deemed exercised in accordance with this rule 6.3.2, the Company will: (i) notify each affected Participant of this decision; (ii) where the consideration receivable under the scheme of arrangement is not wholly cash, give the Participant a reasonable opportunity to direct the Company that the Option should not be deemed exercised (in which case rule 6.3.1 (Effect on Options) will apply); and (iii) deem each Participant as having given a valid exercise notice at court sanction to exercise their Option, together with a direction to: (a) sell sufficient of the Shares issued or transferred on the exercise of the Option to fund any Option Price and any taxation or social security contributions payable under rule 4.11 (Methods of paying the tax), with the remaining Shares subject to the Option to be transferred as set out in rule 4.6.3 (Consequences of Vesting for Options); or (b) transfer the Shares subject to the Option as set out in rule 4.6.3 (Consequences of Vesting for Options) and deduct from any consideration receivable under the scheme of arrangement by the Participant sufficient cash to fund any Option Price and any taxation or social security contributions payable under rule 4.11 (Methods of paying the tax), as determined by the Company. 6.4 Exchanging Awards rather than early Vesting An Award will not Vest under rule 6.1 (Early Vesting) and a Vested Option will not be exercisable after an event described in rule 6.1 (Early Vesting) to the extent that: 6.4.1 an offer to exchange the Award is made and accepted by a Participant; or

A45667419/2.8/14 Dec 2021 10 6.4.2 the Compensation Committee, with the consent of the Acquiring Company, decides, before the person obtains Control or the court sanctions the scheme of arrangement, that the Award will be automatically exchanged. 6.5 What happens when Awards are exchanged Where an Award is to be exchanged under rule 6.4 (Exchanging Awards rather than early Vesting), the exchange will take place as soon as practicable after the relevant event and the Participant will be granted a new award in exchange for their existing Award. The new award: 6.5.1 must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company; 6.5.2 subject to rule 6.8 (Malus and Clawback) and paragraph 6 of Schedule 3, must be broadly equivalent to the existing Award; 6.5.3 will be treated as having been acquired at the same time as the existing Award and will Vest in the same manner and at the same time; 6.5.4 may, at the discretion of the Compensation Committee, be subject to a Performance Condition or other condition set under rule 2.9 (Conditions) which will be, so far as possible, equivalent to any Performance Condition or condition applying to the existing Award; and 6.5.5 will be governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under this rule. 6.6 Demergers and other transactions If the Company is affected by a demerger (in whatever form), a special dividend or distribution (other than an ordinary dividend), delisting or other transaction, which, in the opinion of the Compensation Committee, might affect the current or future value of any Award, the Compensation Committee may decide that: 6.6.1 Awards will Vest, in which case rules 6.2 (Extent of Vesting) and 6.3 (Effect on Options) will apply as if the Awards had Vested under rule 6.1 (Early Vesting); or 6.6.2 Awards will be exchanged, in which case rules 6.4 (Exchanging Awards rather than early Vesting) and 6.5 (What happens when Awards are exchanged) will apply as if the event was an event within rule 6.1 (Early Vesting). 6.7 Variations of capital If the Company is affected by: 6.7.1 a rights issue (or similar transaction); or 6.7.2 a demerger (in whatever form) or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010; or 6.7.3 a special dividend or distribution; or 6.7.4 a variation in the equity share capital of the Company, including a capitalisation or sub-division, consolidation or reduction of share capital; or

A45667419/2.8/14 Dec 2021 11 6.7.5 any other corporate event which the Compensation Committee considers might affect the current or future value of any Award, the Compensation Committee may adjust the number, class and/or or identity of Shares comprised in an Award (and/or, in the case of an Option, the Option Price). 6.8 Malus and Clawback If this rule 6 (Transactions affecting the Company) applies to the Award, the Compensation Committee may determine that Malus and Clawback will no longer apply to the Award (or any new Award granted in exchange for it) or will be varied in its application to the Award. In relation to any cash or Shares acquired pursuant to the Award prior to the relevant event, the Compensation Committee may determine that Malus and Clawback will no longer apply to the Award or will be varied in its application to the Award. 6.9 Restrictive Covenants Restrictive Covenants, applicable to an Award or Shares that have been or will be acquired following Vesting of an Award, will continue to apply following the date that Awards Vest under any provision in this rule 6 (Transactions affecting the Company), unless the Compensation Committee determines otherwise. 7 Restrictive Covenants An Award will be subject to the Restrictive Covenants. 8 Changing the Plan, conditions and the terms of Awards 8.1 Compensation Committee’s right to change the Plan or Awards Except as described in the rest of this rule 8, the Compensation Committee may, at any time, change the Plan, any Performance Condition or other condition set under rule 2.9 (Conditions) or the terms of any Award in any way (including changes which may be to the disadvantage of the Participant). 8.2 Limitations on the right to make changes Except as provided in rule 8.3 (Exceptions to the requirement for shareholder approval), the Company must approve by ordinary resolution in general meeting any proposed change to the Plan or Award to the advantage of present or future Participants, which relates to the following: 8.2.1 the persons to or for whom Shares may be provided under the Plan; 8.2.2 the limitations on the number of Shares which may be issued under the Plan; 8.2.3 the individual limit for each Participant under the Plan; 8.2.4 the basis for determining a Participant’s entitlement to, and the terms of, Shares provided under the Plan; 8.2.5 the rights of a Participant in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital of the Company; or 8.2.6 the terms of this rule 8.2.

A45667419/2.8/14 Dec 2021 12 8.3 Exceptions to the requirement for shareholder approval The Compensation Committee may, without the approval of the Company in general meeting: 8.3.1 amend the terms of any Award if the rules would have permitted the grant of a new Award on those amended terms; 8.3.2 amend any condition (including, for the avoidance of doubt, any Performance Condition) set under rule 2.9 (Conditions) if anything happens which causes it to consider that the condition is no longer appropriate, provided that the amended condition is not materially less difficult to satisfy than the original condition; and 8.3.3 make minor amendments to the Plan or the terms of any Award: (i) to benefit the administration of the Plan; (ii) to comply with or take account of the provisions of any proposed or existing legislation; (iii) to take account of any changes to legislation; and (iv) to obtain or maintain favourable tax, exchange control or regulatory treatment of any Member of the Group or any present or future Participant. 9 General 9.1 Company limits The Company must not grant an Award if the number of Shares issued and committed to be issued under that Award exceeds: 9.1.1 10 per cent. of the ordinary share capital of the Company in issue immediately before that day, when added to the number of Shares which have been issued or committed to be issued to satisfy Awards under the Plan, or options or awards under any other employee share plan operated by the Company, granted in the previous 10 years; or 9.1.2 5 per cent. of the ordinary share capital of the Company in issue immediately before that day, when added to the number of Shares which have been issued or committed to be issued to satisfy Awards under the Plan, or options or awards under any other discretionary employee share plan adopted by the Company, granted in the previous 10 years. For the purposes of determining the limits in this rule 9.1: 9.1.3 for so long as required by the Investment Association, Shares that have been or may be transferred out of treasury to satisfy awards or options will be treated as Shares issued or committed to be issued for the purposes of this rule 9.1; and 9.1.4 Shares subject to awards or options which have lapsed or been surrendered and Shares committed to be issued under a Dividend Equivalent or similar right are ignored.

A45667419/2.8/14 Dec 2021 13 9.2 How to serve notice on a Participant Any notice or other document which has to be given to a person who is or will be eligible to be a Participant under or in connection with the Plan may be: 9.2.1 delivered or sent by post to the Participant at their home address according to the records of the employing company; or 9.2.2 sent by e-mail to any e-mail address which according to the records of the employing company is used by the Participant, or, in either case, any other address that the Compensation Committee considers appropriate or communicated by any other electronic means that the Compensation Committee approves. 9.3 How to serve notice on the Company Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to the registered office of the Company (or any other place that the Compensation Committee or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail to any e-mail address or by other electronic means notified to the Participant. 9.4 When notices are treated as served Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending. 9.5 The effect of Compensation Committee decisions The decision of the Compensation Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive. 9.6 The costs of the Plan The Company will pay the costs of introducing and administering the Plan. The Company may require a Participant’s employer to bear the costs in respect of an Award granted to that Participant. 9.7 Consistency with Directors’ Compensation Policy Nothing in these rules or the terms of any Award will oblige the Company or any other person to make any remuneration payment or payment for loss of office which would be in breach of Chapter 4A of Part 10 of the Companies Act 2006 if the Company were incorporated in the United Kingdom. (The Chapter requires such payments to be within an approved remuneration policy or otherwise approved by shareholders.) The Company will not be obliged to seek the approval of its shareholders in general meeting for any such payment but may make such changes as are necessary or desirable to the terms of any payment to ensure that it would not be in breach of that Chapter.

A45667419/2.8/14 Dec 2021 14 9.8 Administering the Plan The Compensation Committee has the power, from time to time, to make or vary regulations for the administration and operation of the Plan. 9.9 Relationship between the Plan and employment This rule 9.9 governs the relationship between the Plan and a Participant’s employment. 9.9.1 For the purposes of this rule 9.9, “Employee” means any employee (including an executive director) or former or prospective employee of a Member of the Group. 9.9.2 This rule 9.9 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful. 9.9.3 Nothing in the rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment. 9.9.4 No Employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year. Awards granted under the Plan are not pensionable. 9.9.5 The terms and operation of the Plan do not entitle the Employee to the exercise of any discretion in their favour. 9.9.6 The Employee will have no claim or right of action in respect of any decision, omission or exercise of discretion relating to the Plan, and an Award which may operate to the disadvantage of the Employee even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and the employer. 9.9.7 No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to: (i) any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment); (ii) any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or (iii) the operation, suspension, termination or amendment of the Plan. 9.9.8 Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the rules, including this rule 9.9. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire Shares subject to and in accordance with the express terms of the Plan and any conditions set under rule 2.9 (Conditions), in consideration for, and as a condition of, the grant of an Award under the Plan. 9.10 Personal data By participating in the Plan, the Participant consents to the holding and processing of personal data provided by the Participant to any Member of the Group, trustee or third party

A45667419/2.8/14 Dec 2021 15 service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: 9.10.1 administering and maintaining Participant records; 9.10.2 providing information to any Member of the Group, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; 9.10.3 providing information to future purchasers of the Company or the business in which the Participant works; and 9.10.4 transferring information about the Participant to a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as the Participant’s home country. Notwithstanding the above, the basis for any processing of personal information about the Participant under the EU’s General Data Protection Regulation (2016/679) (“GDPR”) (or any successor laws, including its incorporation into UK law as the UK GDPR) is set out in the privacy notice provided to Participants when they access e-comp and not the consent referred to above. That notice also contains details about how the Participant’s personal information is processed and the Participant’s rights in relation to that information. The Participant has a right to review the notice. 9.11 Consents All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant legislation or regulations for the time being in force in Jersey, the United Kingdom, the United States of America or elsewhere. The Participant will be responsible for complying with any requirements that they need to fulfil in order to obtain or avoid the need for that consent. 9.12 Shares subject to the articles of association Any Shares acquired under the Plan are subject to the articles of association of the Company from time to time in force. 9.13 Application for listing on the London Stock Exchange If and so long as the ordinary shares of the Company are listed on the Official List and traded on the London Stock Exchange, the Company will apply for listing of any ordinary shares issued under the Plan as soon as practicable. 9.14 Application for listing on the New York Stock Exchange If and so long as the ADSs of the Company are listed and traded on the New York Stock Exchange, the Company will apply for any necessary listing of any ADSs created for the purpose of satisfying Awards as soon as practicable. 9.15 Governing law The laws of England and Wales govern the Plan and all Awards and their construction. The courts of England and Wales have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

A45667419/2.8/14 Dec 2021 16 10 Glossary “Acquiring Company” means the person or persons who obtain Control, the person who acquires Shares as a result of a transaction mentioned in rule 6.1 (Early Vesting) or any related company nominated by them. “ADSs” means depositary instruments representing a beneficial holding in fully paid ordinary shares in the capital of the Company. “Award” means a Conditional Award or an Option. “Award Date” means the date set by the Compensation Committee for the Award under rule 2.4 (Terms to be set at grant) or, if no such date is set, the date on which the Award is granted. “Business Day” means a day on which both the London Stock Exchange and the New York Stock Exchange are open for the transaction of business. “Cash Value” means: (a) in the case of an ordinary share in the Company, the middle market quotation of an ordinary share in the Company (taken from the Daily Official List of the London Stock Exchange); and (b) in the case of an ADS, the average of the highest and lowest price of an ADS on the New York Stock Exchange, in either case taken on the Business Day before Vesting. “Company” means WPP plc, a public limited company incorporated in Jersey with registered number 111714. “Compensation Committee” means the board of directors of the Company or any person or persons to whom they may delegate any of their functions under the Plan from time to time or, where any discretion has to be exercised under rule 6 (Transactions affecting the Company), the people who comprised the Compensation Committee immediately before the transaction by virtue of which that rule applies. “Conditional Award” means a conditional right to acquire Shares for free following Vesting which is granted under the Plan. “Control” means the power of a person, or persons acting in concert, to secure that at least 50 per cent of the voting rights in relation to the Company’s share capital are exercised in accordance with its or their wishes. “Dealing Restrictions” means any restriction on dealing in securities imposed by statute, order, regulation, directive or any code adopted by the Company as varied from time to time. “Directors’ Compensation Policy” means, at any time, the directors’ remuneration policy approved by the shareholders of the Company. “Dividend Equivalent” means an entitlement to an amount referable to dividends on the number of Shares in respect of which the Award Vests or is exercised as described in rule 2.8 (Dividend Equivalents). “Final Exercise Date” means the 10th anniversary of the date on which an Option is granted or any earlier date set under rule 2.4.8 (Terms to be set at grant).

A45667419/2.8/14 Dec 2021 17 “Holding Period” means the period during which a Holding Requirement applies. “Holding Requirement” means a requirement that Shares be held during the Holding Period as described in Schedule 3. “Holding Shares” means Shares which are subject to a Holding Requirement. “London Stock Exchange” means London Stock Exchange plc or its successor. “Malus and Clawback” means the malus and clawback provisions as set out in an Award agreement and/or in the WPP plc Group Malus and Clawback Policy (as amended from time to time) and “Malus” and “Clawback” will have the meanings given in the Award agreement and/or the WPP plc Malus and Clawback Policy, as the case may be. “Member of the Group” means: (a) the Company; or (b) any Subsidiary from time to time; or (c) any other company which is designated by the Compensation Committee as associated with the Company for some or all purposes of the Plan, and “Group” will be understood accordingly. “Normal Vesting Date” means a date set by the Compensation Committee for Vesting of an Award under rule 2.4.4 (Terms to be set at grant). “Official List” means the list maintained by the Financial Conduct Authority for the purposes of section 74(1) of the Financial Services and Markets Act 2000. “Option” means a right to acquire Shares on exercise and payment of any Option Price granted under the Plan. “Option Price” means the amount (which may be nil) payable on the exercise of an Option set by the Compensation Committee under rule 2.4.8 (Terms to be set at grant). “Participant” means a person holding (or who previously held) an Award or their personal representatives. “Performance Condition” has the meaning given in rule 2.9 (Conditions). “Performance Period” means the period in respect of which a condition set under rule 2.9 (Conditions) is to be satisfied. “Plan” means these rules known as the “WPP plc Executive Performance Share Plan” as changed from time to time. “Regulatory Information Service” means a service that is approved by the Financial Conduct Authority as meeting the Primary Information Provider criteria and is on the list of Regulatory Information Services maintained by the Financial Conduct Authority. “Restrictive Covenants” means the terms set out in Schedule 2 (Restrictive Covenants) to this Plan. “Section 409A” means Section 409A of the United States Internal Revenue Code, including Treasury Regulations issued thereunder. “Shares” means fully paid ordinary shares (including treasury shares) in the capital of the Company or ADSs.

A45667419/2.8/14 Dec 2021 18 “Subsidiary” means a company which is a subsidiary of the Company within the meaning of Articles 2 and 2A of the Companies (Jersey) Law 1991. “Vesting” means: (a) in relation to a Conditional Award, the Participant becoming entitled to have the Shares issued or transferred to them as described in rule 4.5; and (b) in relation to an Option, means the Option becoming exercisable, as described in rule 4.6, and “Vest”, “Vested” and “unvested” will be understood accordingly.

A45667419/2.8/14 Dec 2021 19 Schedule 1 For Participants subject to Section 409A The purpose of this Schedule 1 is to alter the provisions of the Plan solely for Awards granted to US Taxpayers to reflect the terms necessary or advisable for such Awards to qualify for an exemption from the requirements of Section 409A. References to the Plan, or to the rules, in the main rules of the Plan shall be interpreted to include this Schedule 1 in relation to US Taxpayers. 1 Application This Schedule 1 shall apply to all employees and Participants who are US Taxpayers. If a Participant becomes a US Taxpayer after grant of an Award under the Plan, then it will immediately be amended in a manner consistent with this Schedule 1. References in this Schedule 1 to Awards granted to US Taxpayers shall include Awards held by a Participant who becomes a US Taxpayer after an Award is granted. 2 Definitions 2.1 The definitions in the Plan shall have the same meaning in this Schedule 1 unless expressly stated otherwise. 2.2 For the purposes of this Schedule 1 the following additional definitions will also apply: “Award Short-Term Deferral Period” means the period starting on the date that a Conditional Award (or portion thereof) first is no longer subject to a “substantial risk of forfeiture” for the purposes of Section 409A and ending on the 15th day of the third month following the end of the Taxable Year in which such Conditional Award first is no longer subject to the substantial risk of forfeiture; “Code” means the US Internal Revenue Code of 1986, as amended. “Option Short-Term Deferral Period” means the period starting on the date that an Option (or portion thereof) first is no longer subject to a “substantial risk of forfeiture” for the purposes of Section 409A and ending on the immediately following 31 December; “Section 409A” means Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder, collectively; “Taxable Year” means the calendar year, or, if later, the end of the taxable year of the Member of the Group that employs the US Taxpayer, in which the Conditional Award first is no longer subject to a substantial risk of forfeiture for the purposes of Section 409A; “Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code. “US” means the United States of America; and “US Taxpayer” means an employee or Participant who is subject to US federal income taxation on the date on which an Award is granted, is expected to become subject to US federal income taxation following that date or does become subject to US federal income taxation following that date but before the date on which any part of the Award Vests. 3 Consequences of Vesting for Conditional Awards 3.1 Subject to paragraph 3.2 below, but notwithstanding any other provision of the Plan (including, but not limited to, rule 4.3 (Timing of Vesting – investigation), rule 4.5

A45667419/2.8/14 Dec 2021 20 (Consequences of Vesting for Conditional Awards), rule 4.7 (Delivery – investigation) and rule 5.3 (Exceptions to the general rule)), the satisfaction of a Conditional Award (or portion thereof) granted to a US Taxpayer, whether in Shares or in cash, shall be made no later than the end of the Award Short-Term Deferral Period. 3.2 If a Conditional Award (or portion thereof) granted to a US Taxpayer has not been satisfied by the end of the Award Short-Term Deferral Period because such satisfaction would have violated applicable law, then to the extent permissible under Section 1.409A-1(b)(4)(ii) of the proposed Treasury Regulations, the satisfaction may be delayed so long as the Conditional Award is then satisfied at the earliest date at which it is reasonably anticipated that such law no longer prevents the satisfaction. 3.3 If, as a result of paragraph 3.1 or 3.2 of this Schedule 1, a Conditional Award (or portion thereof) granted to a US Taxpayer has to be satisfied before the Conditional Award (or portion thereof) Vests then, subject to rule 4.10 (responsibility for tax) and unless the Compensation Committee provides otherwise, the US Taxpayer may not transfer, assign, charge or create any other security interest over or otherwise dispose of the Shares or cash received from the settlement of the Conditional Award (or portion thereof) or any rights in respect thereof until the Conditional Award (or portion thereof) Vests. If after the end of the Award Short-Term Deferral Period, the Conditional Award (or portion thereof) does not Vest, then the Shares or cash received from the settlement of the Conditional Award (or portion thereof) which did not Vest will be immediately forfeited and the Participant must immediately pay the cash or transfer their interest in the Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Compensation Committee.. 3.4 For the avoidance of doubt, nothing in this paragraph 3 (Consequences of Vesting for Conditional Awards) shall limit or impair any Holding Requirement applicable to the Shares or cash received from the satisfaction of a Conditional Award. 3.5 If a Conditional Award (or portion thereof) granted to a US Taxpayer includes a right to a Dividend Equivalent under rule 2.8 (Dividend Equivalents), payment of the Dividend Equivalent (in cash or Shares) must be made no later than the end of the Award Short-Term Deferral Period applicable to such Dividend Equivalent, or, if later, the end of the extended period provided by paragraph 3.2 of this Schedule 1. 4 Consequences of Vesting for Options 4.1 Subject to paragraph 4.2 below, but notwithstanding any other provision of the Plan (including, but not limited to, rule 4.6 (Consequences of Vesting for Options), rule 5.3 (Exceptions to the general rule) and rule (Exercise period for Options)), an Option granted to a US Taxpayer must be exercised no later than the end of the applicable Option Short- Term Deferral Period. 4.2 If an Option (or portion thereof) granted to a US Taxpayer has not been exercised by the end of the Option Short-Term Deferral Period because such exercise would have violated applicable law, then to the extent permissible under Section 1.409A-1(b)(4)(ii) of the proposed Treasury Regulations, the Option may be exercised later, so long as it is exercised at the earliest date at which it is reasonably anticipated that such law no longer prevents the exercise. 4.3 If, as a result of paragraph 4.1 or 4.2 of this Schedule 1, an Option (or portion thereof) granted to a US Taxpayer has to be exercised before the Option (or portion thereof) Vests,

A45667419/2.8/14 Dec 2021 21 then subject to rule 4.10 (responsibility for tax) and unless the Compensation Committee provides otherwise, the US Taxpayer may not transfer, assign, charge or create any other security interest over or otherwise dispose of the Shares or cash received from the exercise of the Option (or portion thereof) or any rights in respect thereof until the Option (or portion thereof) Vests. If after the end of the Option Short-Term Deferral Period, the Option (or portion thereof) does not Vest, then the Shares or cash received from the exercise of the Option (or portion thereof) which did not Vest will be immediately forfeited and the Participant must immediately pay the cash or transfer their interest in the Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Compensation Committee. 4.4 For the avoidance of doubt, nothing in this paragraph 4 (Consequences of Vesting for Options) shall limit or impair any Holding Requirement applicable to the Shares or cash received from the exercise of an Option. 4.5 If an Option (or portion thereof) granted to a US Taxpayer includes a right to a Dividend Equivalent under rule 2.8 (Dividend Equivalents), payment of the Dividend Equivalent (in cash or Shares) must be made no later than the end of the Option Short-Term Deferral Period applicable to such Dividend Equivalent 5 Changes to conditions 5.1 Other than to waive it, a Performance Condition or other condition applicable to an outstanding Award granted to a US Taxpayer may not be amended pursuant to rule 8.1 (Compensation Committee’s right to change the Plan or Awards), or any other provision of the Plan, if and to the extent that the amendment of the condition would result in the earlier ending of the applicable Award Short-Term Deferral Period or Option Short-Term Deferral Period. 5.2 An Award granted to a US Taxpayer may not be amended pursuant to rule 8.1 (Compensation Committee’s right to change the Plan or Awards), or any other provision of the Plan, if and to the extent that the amendment of the condition would result in violation of Section 409A. 6 Exchange of Awards Where there is to be an exchange of a US Taxpayer’s Award pursuant to rule 6.4 (Exchanging Awards rather than early Vesting) and rule 6.5 (What happens when Awards are exchanged), the Compensation Committee shall attempt to structure the terms of the exchange and the new award such that neither the exchange nor the new award violate Section 409A. 7 Interpretation and administrative intent 7.1 Awards granted, and Dividend Equivalents payable, to US Taxpayers are intended to be exempt from the requirements of Section 409A under the short-term deferral exception described in Section 1.409A-1(b)(4) of the US Treasury Regulations, and the Plan and this Schedule 1 shall be interpreted and administered consistent with such intention. 7.2 For the avoidance of doubt, any delay in the Vesting of an Award pursuant to rule 4.3 (Timing of Vesting – investigation), or the fact that a Holding Requirement pursuant to rule 2.4.7 or Schedule 3 (Holding Requirement), or clawback provisions pursuant to rule 2.11 (Malus and Clawback) or rule 7 (Restrictive Covenants) or Schedule 2 (Restrictive Covenants) may be

A45667419/2.8/14 Dec 2021 22 applied to an Award, will not impose an additional, or extend the existing, substantial risk of forfeiture applicable to such Award for the purposes of Section 409A. 7.3 In the event of any conflict between an applicable provision of the Plan and an applicable provision of this Schedule 1 with respect to an Award granted to a US Taxpayer, the provision of this Schedule 1 shall apply. 8 No liability Without limiting rule 4.10, each US Taxpayer is solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on the US Taxpayer in connection with the Plan and/or this Schedule 1 (For Participants subject to Section 409A) or any Award, including any taxes, penalty and/or interest under Section 409A. No Member of the Group shall have any obligation to indemnify or otherwise hold the US Taxpayer harmless from any or all of such taxes, penalty or interest.

A45667419/2.8/14 Dec 2021 23 Schedule 2 Restrictive Covenants This Schedule 2 (Restrictive Covenants) sets out the Restrictive Covenants that will apply to a Participant if notified to the Participant following the grant of the Award. By participating in the Plan, a Participant may profit from and participate in the equity value of the Company. The purpose of this Schedule 2 (Restrictive Covenants) is to protect the legitimate business interests of the Company and the Group. 1 Covenants By participating in the Plan, a Participant undertakes with the Company, on behalf of itself and as agent for each Relevant Group Company, that the Participant will not in any Relevant Capacity at any time during the Restricted Period: 1.1 within or in relation to the Restricted Territory take any steps preparatory to or be directly or indirectly engaged, employed, interested or concerned in: (i) any Competing Business; and/or (ii) any Target Business Entity; or 1.2 within or in relation to the Restricted Territory acquire a substantial or controlling interest directly or by or through any nominee or nominees in any Competing Business, Target Business Entity or in any Person owning or controlling a Competing Business or Target Business Entity; or 1.3 solicit or attempt to solicit, canvass, interfere with or entice away from the Company or any Relevant Group Company the custom or any prospective custom of any Client or any Prospect with a view to providing to that Client or Prospect any products or services which are the same as or materially similar to any Restricted Business in competition with the Company or any Relevant Group Company; or 1.4 provide or agree to provide any products or services which are the same as or materially similar to any Restricted Business to any Client or any Prospect in competition with the Company or any Relevant Group Company; or 1.5 solicit, entice or encourage or attempt to solicit, entice or encourage any Key Individual to leave the employment of the Company or any Relevant Group Company (whether or not such person would commit any breach of their contract of employment by doing so); or 1.6 employ, engage, appoint, enter into partnership or association with or in any way cause to be employed, engaged or appointed any Key Individual in relation to any Competing Business or any Person which is or is proposed to be directly or indirectly owned by or controlling any Competing Business; or 1.7 provide or agree to provide any products or services which are the same as or materially similar to any Restricted Business in respect of any Competitor Account; or 1.8 be employed or engaged by any Client or Prospect if as a result the Client or Prospect will cease to use or materially reduce its usage of the products or services of the Company or any Relevant Group Company or, in the case of a Prospect, will not use the products or services of the Company or any Relevant Group Company or use them to a materially lesser extent; or

A45667419/2.8/14 Dec 2021 24 1.9 solicit or try to solicit or place orders for the supply of products or services from any Supplier if as a result the Supplier will cease supplying, materially reduce its supply or vary detrimentally the terms on which it supplies products or services to the Company or any Relevant Group Company; or 1.10 encourage, assist or procure any Person to do anything which if done by that Participant would be a breach of paragraphs 1.1 to 1.9 of this Schedule 2 (Restrictive Covenants) (or any of them). 2 Social Media Connecting or reconnecting to Clients, Suppliers or Prospects using Social Media during the Restricted Period may amount to a breach of paragraphs 1.1 to 1.10 of this Schedule 2 (Restrictive Covenants). 3 Reasonable and Severable By participating in the Plan, a Participant agrees that the restrictions (whether taken individually or as a whole) in paragraph 1 of this Schedule 2 (Restrictive Covenants) are reasonable, having regard to the legitimate protectable interests of the Company and each Relevant Group Company, and that each such restriction is intended to be separate and severable. In the event that any restriction is held to be void but would be valid if part of its wording was deleted, that restriction will apply with whatever deletions are necessary to make it valid and effective. 4 Equitable Relief By participating in the Plan, a Participant agrees that: 4.1 damages shall be an inadequate remedy in the event of a breach by that Participant of any of the restrictions contained in paragraph 1 of this Schedule 2 (Restrictive Covenants) and that any such breach by that Participant or on that Participant’s behalf will cause the Company and any Relevant Group Company great and irreparable injury and damage; and 4.2 the Company and/or any Relevant Group Company will therefore be entitled, without waiving any additional rights or remedies otherwise available to them at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by that Participant, or on that Participant’s behalf, of any of the restrictions contained in paragraph 1 of this Schedule 2 (Restrictive Covenants). 5 Conflict If there is any conflict between a paragraph in this Schedule 2 (Restrictive Covenants) and a rule of the Plan, or the terms of a Participant’s employment contract, the paragraph in this Schedule 2 (Restrictive Covenants) will take precedence. 6 Definitions The definitions in the Plan shall have the same meaning in this Schedule 2 (Restrictive Covenants), unless expressly stated otherwise. For the purposes of this Schedule 2 (Restrictive Covenants) the following additional definitions will also apply:

A45667419/2.8/14 Dec 2021 25 “Client” means any Person with whom or which the Company or any Relevant Group Company has arrangements in place for the provision of any Restricted Business and with whom or which a Participant had material involvement or for whose business a Participant was responsible or about which a Participant acquired material Confidential Information, in the course of the Participant’s office or employment, at any time during the Relevant Period; “Competing Business” means any Person providing or proposing to provide any products or services which are the same as or materially similar to and competitive with any Restricted Business; “Competitor Account” means any account, product or brand which competes with any Client’s account, product or brand in respect of which a Participant had material dealings or responsibility on behalf of the Company or any Relevant Group Company or about which a Participant acquired material Confidential Information, during the course of the Participant’s office or employment, at any time during the Relevant Period; “Confidential Information” means trade secrets and confidential information; “Effective Date” means the Termination Date or (if earlier) the date on which a Participant commences Garden Leave; “Garden Leave” means any period during which the Company or Relevant Group Company exercises its discretion to require a Participant not to work; “Key Individual” means any individual who was employed by the Company or any Relevant Group Company to provide services personally at the Effective Date and who, in the course of their duties, during the Relevant Period had material dealings with the Participant and either: (i) reported directly to the Participant and had material contact with clients or suppliers of the Company or any Relevant Group Company in the course of their employment; or (ii) was a member of the board of directors or the senior management team of the Company or any Relevant Group Company or reported to any such board of directors or senior management team; “Person” means any individual, firm, company or other entity; “Prospect” means any Person who was at any time during the Relevant Period negotiating or discussing (which shall include for these purposes a pitch or presentation) with the Company or any Relevant Group Company the provision of any Restricted Business where a Participant was materially involved or had responsibility for such negotiations or discussions or acquired material Confidential Information in relation to such negotiations or discussions, in the course of the Participant’s office or employment, at any time during the Relevant Period; “Recognised Investment Exchange” means an investment exchange recognised by the Financial Conduct Authority under Part XVIII of the UK Financial Services and Markets Act 2000, such that a recognition order is in force in respect of it; “Relevant Capacity” means either alone or jointly with another or others, whether as principal, agent, consultant, director, partner, shareholder, independent contractor, employee or in any other capacity, whether directly or indirectly, through any Person and whether for a Participant’s own benefit or that of others (other than as a shareholder holding directly or

A45667419/2.8/14 Dec 2021 26 indirectly by way of bona fide investment only, and subject to prior disclosure to the Company, up to 1% in nominal value of the issued share capital or other securities of any class of any company listed or dealt in on any Recognised Investment Exchange); “Relevant Group Company” means any Member of the Group to which a Participant rendered services or for which a Participant had management or operational responsibility during the course of that Participant’s office or employment at any time during the Relevant Period; “Relevant Period” means the twelve-month period ending with the Effective Date; “Restricted Business” means and includes any of the products or services provided by the Company or any Relevant Group Company at any time during the Relevant Period with which a Participant had a material involvement or about which a Participant acquired material Confidential Information at any time during the Relevant Period; “Restricted Period” means: (i) In relation to Participants who have ceased to be employed within the Group (as set out in rule 5.7 (What leaving employment means) due to retirement, the period commencing on the Effective Date and ending on the later of the Vesting Date and: (a) in relation to paragraphs 1.1, (ii) and 1.7 of this Schedule 2 (Restrictive Covenants), the date that is 6 months after the Effective Date; and (b) in relation to all other sub-paragraphs of paragraph 1 of this Schedule 2 (Restrictive Covenants), the date that is 12 months after the Effective Date; and (ii) in relation to all other Participants, the 6 month period commencing on the Effective Date in relation to paragraphs 1.1, (ii) and 1.7 of this Schedule 2 (Restrictive Covenants) and the 12 month period commencing on the Effective Date in relation to all remaining sub-paragraphs of paragraph 1 (Covenants) of this Schedule 2 (Restrictive Covenants); “Restricted Territory” means England and such other countries in which the Company and any Relevant Group Company provided any Restricted Business at the Effective Date; “Social Media” means any online communication tool which facilitates the creation, publication, storage and/or exchange of user-generated content, including (but not limited to) Twitter, Skype, Facebook, Myspace, YouTube, Flickr, Linkedln, Wikis, Google+ and Tumblr; “Supplier” means any Person who at any time during the Relevant Period provided products or services to the Company or any Relevant Group Company being a Person with whom a Participant had material dealings or for whom a Participant had responsibility or about whom a Participant acquired material Confidential Information, in the course of the Participant’s office or employment, at any time during the Relevant Period; “Target Business Entity” means any business howsoever constituted (whether or not providing a Restricted Business) which was at the Effective Date or at any time during the Relevant Period a business which the Company or any Relevant Group Company had entered into negotiations with or had approached or had identified as: (i) a potential target with a view to its acquisition by the Company or any Relevant Group Company; and/or

A45667419/2.8/14 Dec 2021 27 (ii) a potential party to any joint venture with the Company or any Relevant Group Company, in either case where such approach or negotiations or identity were known to a material degree by a Participant or about which a Participant acquired material Confidential Information, in the course of the Participant’s office or employment, during the Relevant Period; and “Termination Date” means the date on which the Participant ceases to be employed within the Group, as set out in rule 5.7 (What leaving employment means).

A45667419/2.8/14 Dec 2021 28 Schedule 3 Holding Requirement This Schedule will apply if the Compensation Committee determines that a Holding Requirement will apply to the Award. 1 Effect of Holding Requirement 1.1 If an Award is subject to a Holding Requirement, it will Vest at the time and to the extent determined under rule 4.1 (Determining Vesting) or 5.3 (Exceptions to the general rule), as the case may be, but: 1.1.1 if the Award is a Conditional Award, the Holding Shares will be issued or transferred to the Participant or to another person to be held for the benefit of the Participant (as the Compensation Committee may determine) on the basis set out in this Schedule; and 1.1.2 if the Award is an Option and it is exercised during the Holding Period, the Holding Shares will be issued or transferred as described above to be held for the balance of the Holding Period, on the basis set out in this Schedule. 1.2 If required to do so by the Compensation Committee, the Participant must enter into an agreement setting out the basis on which the Holding Shares will be held under this Schedule. If the Participant does not do so in the manner and within the timeframe specified by the Compensation Committee, the Award will lapse and the Holding Shares will not be issued or transferred (or will be forfeited if already issued or transferred). 1.3 If the Holding Shares have already been transferred to the Participant or to another person to be held for the benefit of the Participant, the Participant will immediately transfer their interest in the Holding Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Compensation Committee. 2 Tax 2.1 Where tax is payable before the end of the Holding Period, rules 4.10 (Responsibility for tax) and 4.11 (Methods of paying the tax) will apply. Shares may be issued or transferred and sold to the extent necessary to satisfy the liability under that rule. The Holding Requirement will apply in respect of the remainder of the Shares. 2.2 The Participant must enter into any elections in relation to Holding Shares required by the Compensation Committee, including elections under Part 7 of the Income Tax (Earnings and Pensions) Act 2003. If the Participant does not do so within any period specified by the Compensation Committee, the Award will lapse at the end of that period and the Holding Shares will not be issued or transferred (or they will be forfeited if already issued or transferred). 3 Rights during the Holding Period 3.1 Except as described below, the Participant will be entitled to vote (or give instructions as to voting) and to receive dividends and have all other rights of a shareholder in respect of the Holding Shares from the date the Shares are issued or transferred.

A45667419/2.8/14 Dec 2021 29 3.2 The Participant may not transfer, assign or otherwise dispose of the Holding Shares or any interest in them (or instruct anyone to do so) except in the case of: 3.2.1 a sale of sufficient entitlements nil-paid in relation to a Holding Share to take up the balance of the entitlements under a rights issue or similar transaction; 3.2.2 on forfeiture of the Holding Shares as described in paragraph 5 (Forfeiture of Holding Shares) of this Schedule; 3.2.3 to fund any tax in accordance with paragraph 2 (Tax) of this Schedule; or 3.2.4 an irrevocable undertaking to accept or vote in favour of a transaction contemplated by rule 6.1 (Early Vesting); or 3.2.5 in any other circumstances if the Compensation Committee so allows. 3.3 Any securities which the Participant receives in respect of Holding Shares as a result of an event described in rule 4.4 (Adjustments to formulaic outcomes) during the Holding Period will, unless the Compensation Committee decide otherwise, be subject to the same restrictions as the corresponding Holding Shares. This will not apply to any Shares which a Participant acquires on a rights issue or similar transaction to the extent that they exceed the number they would have acquired on a sale of sufficient rights under the rights issue nil- paid to take up the balance of the rights. 3.4 For the avoidance of doubt, Malus and Clawback will apply to the Holding Shares during the Holding Period. 4 Leaving employment during the Holding Period Rule 5 (Leaving Employment) will not apply to any Holding Shares during the Holding Period and the Holding Requirement will continue to apply after the Participant has left employment. However, if the Participant leaves employment during the Holding Period in circumstances in which their employment could have been terminated without notice or otherwise due to the Participant’s misconduct, the Holding Shares will be forfeited unless the Compensation Committee decides otherwise. 5 Forfeiture of Holding Shares Where any Holding Shares are forfeited, the Participant must immediately transfer their interest in the Holding Shares, for no consideration or nominal consideration, to any person (which may include the Company, where permitted) specified by the Compensation Committee. 6 End of the Holding Period The Holding Period will end on earliest of the following: (a) the date on which the Holding Period would normally end, as set by the Compensation Committee under rule 2.4.6 (Terms to be set at grant); (b) the date on which the Participant dies; (c) the date of an event under rule 6.1 (Early Vesting) (and, for the avoidance of doubt no Holding Requirement will apply to Awards which Vest under rule 6.1 (Early

A45667419/2.8/14 Dec 2021 30 Vesting) or which are exchanged under rule 6.4 (Exchanging Awards rather than early Vesting)); and (d) any other date determined by the Compensation Committee. At the end of the Holding Period, the restrictions relating to Holding Shares in this Schedule will cease to apply and the Holding Shares will be transferred to the Participant or as they may direct.